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Exhibit 99
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated January 17, 2001

                                                                       [LOGO]
                                                                     LAN VISION
                                                                    SYSTEM, INC.

NEWS RELEASE

Visit our web site at: www.lanvision.com
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                                           COMPANY CONTACT:
                                           J. BRIAN PATSY
                                           President and Chief Executive Officer
                                           (513) 794-7100

           LANVISION SYSTEMS, INC. NAMES RICHARD C. LEVY, M.D. TO ITS
                               BOARD OF DIRECTORS

Cincinnati, Ohio, January 17 2001 --- LanVision Systems, Inc. (Nasdaq: LANV) today announced the appointment of Richard C. Levy, M.D., M.P.H. to its Board of Directors. With the appointment of Dr. Levy, the Board has been expanded to five members, which includes the co-founders of the Company J. Brian Patsy and Eric
S. Lombardo and the current outside directors George E. Castrucci and Z. David Patterson.



Dr. Levy is currently a professor at the University of Cincinnati where he was the founding Chairman of the Department of Emergency Medicine and has been active as a teacher, writer and researcher as well as president of two national organizations representing emergency physicians. Dr. Levy is also President of Medical Reimbursement, Inc., a privately held physician reimbursement company that he founded in 1984 and Chief Financial Officer of Vanguard Medical, Inc., a specialty practice group. Since 1980, he has been instrumental in the formation of several companies in such areas as consulting, software development and medical devices. He also serves on several other Boards including the Cincinnati/Northern Kentucky International Airport.

"The Board of Directors is very pleased that Dr. Levy has joined LanVision," said J. Brian Patsy, Chairman of the Board and co-founder of LanVision. "Dr. Levy brings many years of healthcare experience and great insight on the future of healthcare to the Board. His background and experience

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will add a new dimension and significant expertise and will be of tremendous value to LanVision in helping to set the strategic direction of our products and business strategy."

"I am very pleased to join the Board of LanVision," commented Dr. Levy. "The LanVision Electronic Medical Record products and eHealth applications offered through its Application Service Provider Division are clearly the leading product offerings in the marketplace today. I am convinced that LanVision's technology will provide the healthcare industry with one of the major tools necessary to meet the challenging requirement to lower costs while at the same time improving overall patient care in the digital age."

LanVision is an eHealth Application Service Provider and leading supplier of Healthcare Information Access Systems specializing in connectivity solutions that utilize the power of the Internet/Intranet to link hospitals, physicians, patients and payers to a robust Electronic Medical Record. LanVision's solutions enable the coordination of both "structured" and "unstructured" patient data through a single health information repository. The Company's products are complementary to existing clinical and financial systems, and use document imaging and workflow tools to ensure end users can electronically access all the various forms of health information including clinician's handwritten notes, lab reports, photographs, insurance cards, etc. LanVision's eHealth solutions offer value to all of the constituents in the healthcare delivery process by enabling them to simultaneously access information from virtually any location, including the physician's desktop using web browser technology. Web access to the entire medical record improves physician productivity and reduces administrative costs such as filing, storage, retrieval and upkeep of medical records and clinical costs, such as redundant diagnostic testing. LanVision provides its eHealth ASP services to The University Hospital, a member of the Health Alliance of Greater Cincinnati. In addition, LanVision has installed its ChartVision(R) Healthcare Information Access System at an impressive list of leading healthcare providers including: Stanford Hospital and Clinics, the University of Pittsburgh Medical Center, Albert Einstein and Beth Israel Medical Centers, the Medical College of Georgia and Medical University of South Carolina, and Memorial Sloan-Kettering Cancer Center.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(C)2001 LanVision Systems, Inc., Cincinnati, OH 45242. All rights reserved.

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